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                                                                    Exhibit 99.1
                                  TIFFANY & CO.
                                  NEWS RELEASE

                                                            Contacts:
Fifth Avenue & 57th Street                                  ---------
New York, N.Y. 10022                                        James N. Fernandez
                                                            (212) 230-5315
                                                            Mark L.Aaron
                                                            (212)230-5301

                   TIFFANY REPORTS ITS FIRST QUARTER RESULTS;
                   ------------------------------------------
              NET SALES RISE 15% AND E.P.S. INCREASES 20% TO $0.36;
              -----------------------------------------------------
               COMPANY TO EXPAND WHOLESALE DISTRIBUTION OF WATCHES
               ---------------------------------------------------

New York, N.Y., May 31, 2007 - Tiffany & Co. (NYSE: TIF) reported 15% increases in both net sales and net earnings in its first quarter ended April 30, 2007.

Net sales rose 15% to $620,875,000. Growth was geographically broad-based, with the exception of Japan. On a constant-exchange-rate basis which excludes the effect of translating foreign-currency-denominated sales into U.S. dollars (see attached "Non-GAAP Measures" schedule), net sales increased 14% and worldwide comparable store sales rose 8%.

Net earnings in the first quarter rose 15% to $49,659,000 from $43,142,000 a year ago, and earnings per diluted share rose 20% to $0.36 from $0.30 in the prior year.

Sales by channel of distribution were as follows:
-------------------------------------------------

o U.S. Retail sales rose 15% to $298,684,000, primarily due to increased spending per transaction. Comparable store sales growth of 12% was achieved through a 26% increase in the New York flagship store and a 9% increase in branch store sales. Results from six new stores opened in the past year meaningfully contributed. The Company opened a store in Austin, Texas in the first quarter and operated 65 TIFFANY & CO. U.S. stores at the end of the period.

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

o International Retail sales rose 15% to $248,007,000. On a constant-exchange-rate basis, sales rose 13% (4% on a comparable store sales basis) due to growth in most international markets except Japan. Detailed sales results by geographical region are noted on the attached "Non-GAAP Measures" schedule. Tiffany added a net of three Company-operated retail locations, including three in Japan (and closed two), one in Korea and one in Singapore, and operated 106 TIFFANY & CO. international stores and boutiques at quarter-end.

o Direct Marketing sales rose 11% to $33,296,000 due to growth in both the number of orders and in the average amount spent per order.

o Other sales increased 22% to $40,888,000. The increase was due to a $5.2 million increase in wholesale sales of diamonds, as well as growth in the Company's specialty retail sales at LITTLE SWITZERLAND and IRIDESSE stores.

Other financial highlights were:
--------------------------------

o Gross margin (gross profit as a percentage of net sales) was 54.5% versus 55.8% in 2006's first quarter. The decline largely reflected higher product costs, as well as increased wholesale sales of diamonds and changes in sales mix toward higher-ticket, lower-gross margin jewelry. The Company recorded a LIFO inventory charge of $6,889,000, versus a charge of $1,366,000 in the prior year's quarter.

o    Selling,  general and administrative  ("SG&A") expenses rose 13%, primarily
     due  to  planned  increases  in store-and marketing-related  costs.   As a
     percentage of net sales, SG&A expenses were 41.4% in the first quarter, versus 42.1% a year ago.

o The Company's effective tax rate was 36.5%, versus 38.6% in the prior year. The lower rate in 2007 reflected the Company's recording of favorable reserve adjustments related to the expiration of certain statutory periods.

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

o Net inventories at April 30, 2007 were 14% above the prior year, due to new store openings, broadened product assortments, higher precious metal costs and expanded diamond manufacturing and sourcing operations.

o The Company repurchased and retired 520,618 shares of its Common Stock in the first quarter at a total cost of $24,997,000, or an average cost of $48.01 per share. Approximately $670 million remains available for repurchases through December 2009 under the currently authorized program.

o Total debt as a percentage of stockholders' equity was 28% at April 30, 2007 versus 27% a year ago.

Michael J. Kowalski, chairman and chief executive officer, said, "We are pleased to start 2007 with these results and excited about our plans for the full year. We will increase the number of our company-operated TIFFANY & CO. locations by approximately 10%, and introduce a wide range of new product designs."

He added, "We are now one month into the second quarter and sales in May are achieving our overall expectation. Strong sales growth in the U.S. and in most international markets is offsetting continued weakness in Japan. Based on our planned initiatives and a continued favorable retail environment, our full year 2007 expectation now calls for approximately 12% sales growth, an improved operating margin and earnings per diluted share in a range of $2.10 - $2.15."

Separately, the Company plans to launch a significant expansion of its wholesale distribution of TIFFANY & CO. watches in 2008 in major U.S. and international markets. Mr. Kowalski said, "Tiffany has developed a very strong, competitive watch assortment in the past several years, always with a long-term objective to increase watch sales as a percentage of our overall business. We are now well-positioned to take the next step in this evolution, and believe that expanding our distribution through other fine jewelry and watch retailers will enable us to build customer awareness and generate

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

meaningful incremental sales growth. The initial offering will include our MARK,
ATLAS,  GRAND  and  T-57  collections,   as  well  as  a  selection  of  jeweled
timepieces."

Today's Conference Call
-----------------------

The Company will host a conference call today at 8:30 a.m. (EST) to review these results and its outlook. Investors may listen to the call at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Conference Call") and www.streetevents.com.

Next Scheduled Announcement
---------------------------

The Company intends to report its second quarter results on August 30, 2007 with a conference call at 8:30 a.m. (EST) that day, to be broadcast at www.tiffany.com and www.streetevents.com. To receive future notifications of conference calls and news release alerts, please register at www.tiffany.com (click on "About Tiffany," "Shareholder Information," "Calendar of Events" and "News by E-Mail").

Company Description
-------------------
Tiffany & Co. operates jewelry and specialty retail stores and manufactures products through its subsidiary corporations. Its principal subsidiary is Tiffany and Company. The Company operates TIFFANY & CO. retail stores and boutiques in the Americas, Asia-Pacific and Europe and engages in direct selling through Internet, catalog and business gift operations. Other operations include consolidated results from ventures operated under trademarks or tradenames other than TIFFANY & CO. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

This document contains certain "forward-looking" statements concerning the Company's objectives and expectations with respect to sales, store openings, operating margin and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning risk factors that could cause actual results to differ materially is set forth in the Company's 2006 Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                     # # #


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


                         TIFFANY & CO. AND SUBSIDIARIES
                                   (Unaudited)

NON-GAAP MEASURES
-----------------

The Company's reported sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar.

The Company reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Internally, management monitors its international sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars ("constant-exchange-rate basis"). Management believes this constant-exchange-rate measure provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

The Company's management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's operating results.

The following table reconciles sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus previous year:


                                                   Three Months Ended
                                                      April 30, 2007
                                 -----------------------------------------------

                                                                  Constant-
                                       GAAP      Translation      Exchange-
                                     Reported      Effect         Rate Basis
                                 -----------------------------------------------
Net Sales:
----------
Worldwide                              15%           1%             14%
U.S. Retail                            15%           -              15%
International Retail                   15%           2%             13%
Japan Retail                          (3)%         (1)%            (2)%
Other Asia- Pacific                    35%           3%             32%
Europe                                 27%          12%             15%

Comparable Store Sales:
-----------------------
Worldwide                               9%           1%              8%
U.S. Retail                            12%           -              12%
International Retail                    6%           2%              4%
Japan Retail                          (8)%         (1)%            (7)%
Other Asia- Pacific                    27%           3%             24%
Europe                                 23%          12%             11%



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


                         TIFFANY & CO. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, in thousands, except per share amounts)


                                                                      Three Months
                                                                      Ended April 30,
                                                             -------------------------------
                                                                  2007               2006
                                                             -------------   ---------------
Net sales                                                 $       620,875  $        539,241

Cost of sales                                                     282,386           238,115
                                                             -------------   ---------------

Gross profit                                                      338,489           301,126

Selling, general and administrative expenses                      257,035           226,879
                                                             -------------   ---------------

Earnings from operations                                           81,454            74,247

Other (income) expenses, net                                        3,216             3,975
                                                             -------------   ---------------

Earnings before income taxes                                       78,238            70,272

Provision for income taxes                                         28,579            27,130
                                                             -------------   ---------------

Net earnings                                              $        49,659  $         43,142
                                                             =============   ===============


Net earnings per share:

  Basic                                                   $          0.36  $           0.30
                                                             =============   ===============

  Diluted                                                 $          0.36  $           0.30
                                                             =============   ===============


Weighted-average number of common shares:

  Basic                                                           136,488           141,941
  Diluted                                                         139,724           144,367




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

                         TIFFANY & CO. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)




                                                                    April 30,               January 31,                   April 30,
                                                                         2007                      2007                        2006
                                                         ---------------------   -----------------------    ------------------------
ASSETS
------

Current assets:
Cash and cash equivalents and short-term investments      $           127,269        $          192,003         $           226,716
Accounts receivable, net                                              162,047                   168,973                     156,124
Inventories, net                                                    1,295,150                 1,214,622                   1,140,829
Deferred income taxes                                                  71,697                    73,455                      73,501
Prepaid expenses and other current assets                              74,048                    57,591                      54,180
                                                            -----------------         -----------------            -----------------

Total current assets                                                1,730,211                 1,706,644                   1,651,350

Property, plant and equipment, net                                    938,600                   932,389                     888,221
Other assets, net                                                     229,835                   206,477                     212,280
                                                            -----------------         -----------------            -----------------

                                                          $         2,898,646        $        2,845,510         $         2,751,851
                                                            =================         =================            =================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
Short-term borrowings                                     $           115,811        $          106,681         $            47,726
Current portion of long-term debt                                       5,451                     5,398                       6,244
Accounts payable and accrued liabilities                              177,888                   215,967                     210,215
Income taxes payable                                                   36,479                    63,114                      38,040
Merchandise and other customer credits                                 62,332                    61,511                      55,614
                                                            -----------------         -----------------            -----------------

Total current liabilities                                             397,961                   452,671                     357,839

Long-term debt                                                        401,716                   406,383                     428,450
Pension/postretirement benefit obligations                             89,937                    84,466                      73,949
Other long-term liabilities                                           138,713                    97,095                      87,865
Stockholders' equity                                                1,870,319                 1,804,895                   1,803,748
                                                            -----------------         -----------------            -----------------

                                                          $         2,898,646        $        2,845,510         $         2,751,851
                                                            =================         =================            =================



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